Exhibit 99.1

Bone Biologics Reports Progress with NB1 Clinical Program

BURLINGTON, Mass. (March 1, 2024) – Bone Biologics Corporation (NASDAQ: BBLG), a developer of orthobiologic products for spine fusion markets, reports progress with advancing its product candidate NB1 into human clinical testing for spinal fusion. Following Human Research Ethics Committee (HREC) approval last year in Australia for the multicenter, prospective, randomized pilot clinical trial, the Company reports that three hospital sites have been engaged to participate in the pilot clinical trial.

This pilot clinical trial will evaluate the safety and effectiveness of NB1 in 30 adult subjects who undergo transforaminal lumbar interbody fusion (TLIF) to treat degenerative disc disease (DDD). Inclusion criteria include patients with DDD at one level from L2-S1 who may also have up to Grade 1 spondylolisthesis or Grade 1 retrolisthesis at the involved level. The study design was previously reviewed and agreed upon by the Division of Orthopedic Devices in a Pre-submission to support progression to a pivotal clinical trial in the United States.

About NB1

rhNELL-1 is a recombinant human protein that is combined with demineralized bone matrix to form the Company’s product candidate NB1. NELL-1 has unique properties that suggest it will be ideal in treating spinal fusion, trauma, osteoporosis and other bone-related indications, and may be especially useful among so-called “hard healers.” This potential lies in its ability to provide rapid, specific and guided control over bone regeneration.

For the NB1 bone graft device, the inclusion of rhNELL-1 provides an ancillary osteopromotive effect that is expected to increase the incidence. The proposed mechanism of action for rhNELL-1 to improve bone formation is based on published research and involves classic receptor binding and intracellular signaling transduction to the nucleus to promote osteogenic gene expression and bone formation.

There is a large and established opportunity for NB1 with an estimated global market of $3 billion annually for bone graft substitutes in spine fusion for products such as growth factors, DBM, synthetic materials, stem cells and allografts. Additional longer-term market opportunities include the $11 billion annual market for treating osteoporosis and the $8 billion annual market for treating trauma.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is working with select strategic partners to build on the foundation of preclinical research on rhNELL-1. Bone Biologics is focusing development efforts for its NB1 bone graft device in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements regarding the timing, implementation, and success of our pilot clinical trial of NB1 in human subjects with DDD, as well as statements containing the words “plan,” “will,” “expected” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including, but not limited to, market and other conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contact:

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

# # #